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                                                                    EXHIBIT 23.3

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Registration Statement on Form S-4 of Kronos International, Inc. and Subsidiaries, of our report dated September 20, 2002, related to the financial statements of Kronos Denmark ApS and Subsidiaries, which appears in such Registration Statement on pages FB-3 to FB-28. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

PricewaterhouseCoopers

Copenhagen, Denmark
September 23, 2002

/s/ Carsten Gerner                           /s/ Soren Skov Larsen
State Authorized Public Accountant           State Authorized Public Accountant